Press Contact:	Investor Contact:
Trinseo	Trinseo
Dina Pokedoff	Andy Myers
Tel : +1 610-240-3307	Tel : +1 610-240-3221
Email: dpokedoff@trinseo.com	Email: aemyers@trinseo.com

Trinseo Announces $200 Million Share Repurchase Program and Quarterly Dividend of $0.32 Per Share

December 2, 2021

BERWYN, Pa.-- Trinseo (NYSE: TSE), a global materials solutions provider and manufacturer of plastics and latex binders, today announced that its Board of Directors authorized the repurchase of up to $200 million of its ordinary shares, subject to certain parameters defined by the Board of Directors. This authorization expires in 18 months. All repurchases will be carried out by way of redemption in accordance with Irish law and the Company’s constitutional documents.

In addition, Trinseo’s Board of Directors authorized a quarterly dividend of $0.32 per share. The dividend will be a cash distribution payable on January 20, 2022 to shareholders of record as of the close of business on January 6, 2022.

Frank Bozich, President and Chief Executive Officer of Trinseo, commented, “Given our expected record 2021 profitability and strong cash generation, we expect our net leverage ratio will be in the low-two-times range at the end of the year. Given this, our expected continued cash generation, and our ongoing portfolio transformation, we thought it was an appropriate time to re-initiate a share repurchase program. This should enable us to opportunistically repurchase shares in an accretive fashion to drive value for shareholders.”

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics and latex binders with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board and building and construction. Trinseo had approximately $3.0 billion in net sales in 2020 and has 26 manufacturing sites around the world and approximately 3,800 employees. For more information, please visit: www.trinseo.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, our ability to successfully execute our transformation strategy and business strategy; our ability to integrate acquired businesses; global supply chain volatility, increased costs or disruption in the supply of raw materials or increased costs for transportation of our products; the nature of investment opportunities presented to the Company from time to time; and those factors discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:
Trinseo
Andy Myers
Tel: +1 610-240-3221
Email: aemyers@trinseo.com